UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

May 16, 2012

Date of Report (Date of earliest event reported)

NATIONAL OILWELL VARCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12317	76-0475815
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7909 Parkwood Circle Dr. Houston, Texas		77036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 713-346-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 16, 2012, National Oilwell Varco, Inc. (the “Company”) held its Annual Meeting of Stockholders where the following matters were voted upon and approved by the Company’s stockholders:

1. the election of three members to the Board of Directors;

2. the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for 2012;

3. the approval, on an advisory basis, of the compensation of our named executive officers;

The stockholder proposal presented at the Company’s Annual Meeting of Stockholders was not approved by the Company’s stockholders.

The following is a summary of the voting results for each matter presented to the Company’s stockholders:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1. Election of directors:
Merrill A. Miller, Jr.	325,527,758	18,736,069	297,004	23,783,851
Greg L. Armstrong	332,684,896	11,699,578	176,357	23,783,851
David D. Harrison	334,616,937	9,766,442	177,452	23,783,851

The three directors nominated by the Board of Directors were re-elected to serve one-year terms expiring in 2013. There were no nominees to office other than the directors elected.

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for 2012	356,722,192	10,963,950	658,540	0

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3. Approval of the compensation of the Company’s named executive officers	330,622,488	13,101,045	837,298	23,783,851

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4. Stockholder Proposal	97,237,132	189,874,600	57,449,099	23,783,851

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2012	NATIONAL OILWELL VARCO, INC.

/s/ Raymond W. Chang
Raymond W. Chang Vice President

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